UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 21, 2019

CONATUS PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36003	20-3183915
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

16745 West Bernardo Drive, Suite 200, San Diego, CA 92127
(Address of Principal Executive Offices) (Zip Code)

(858) 376-2600
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 8.01. Other Events.

       On March 21, 2019, Conatus Pharmaceuticals Inc. (the “Company”) announced top-line results from the Company’s Phase 2b ENCORE-NF clinical trial of emricasan, the Company’s first-in-class, orally active pan-caspase inhibitor, in patients with biopsy-confirmed nonalcoholic steatohepatitis (“NASH”) and liver fibrosis. The randomized, double-blind trial, initiated in the first quarter of 2016, enrolled and treated 318 patients with biopsy-confirmed NASH Clinical Research Network (“CRN”) fibrosis stages F1-F3 at baseline. Patients were randomized 1:1:1 to receive 5 mg of emricasan, 50 mg of emricasan, or placebo twice daily for 72 weeks.

        The trial’s primary endpoint was a ≥1 CRN fibrosis stage improvement with no worsening of steatohepatitis compared with placebo at week 72. The trial did not meet the primary endpoint. The response rates in the 5 mg emricasan, 50 mg emricasan and placebo treatment groups were 11.2%, 12.3% and 19.0%, respectively. Statistically significant reductions were observed in ALT and Caspase 3/7 in the 5 mg and 50 mg emricasan treatment groups.

        Consistent with safety results from 18 previously completed clinical trials, emricasan was generally well-tolerated in the ENCORE-NF clinical trial.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONATUS PHARMACEUTICALS INC.

Date: March 21, 2019	By:	/s/ Keith W. Marshall, Ph.D., M.B.A.
Keith W. Marshall, Ph.D., M.B.A.
Executive Vice President, Chief Operating Officer and Chief Financial Officer